                                                                     Exhibit 1.1


                                   ___ Shares


                                RSC Holdings Inc.


                                  Common Stock


                                 (No Par Value)


                      FORM OF EQUITY UNDERWRITING AGREEMENT


                                                           [             ], 2007


Deutsche Bank Securities Inc.
Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.
As Representatives of the
  Several Underwriters

c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

            RSC Holdings Inc., a Delaware corporation (the "Company"), and certain shareholders of the Company (the "Selling Shareholders"), propose to sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representatives (the "Representatives") an aggregate of ______ shares (the "Firm Shares") of the Company's common stock, no par value (the "Common Stock"), of which _____ shares will be sold by the Company and _____ shares will be sold by the Selling Shareholders. The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto, and the respective amounts to be sold by the Selling Shareholders are set forth opposite their names in Schedule II hereto. The Company and the Selling Sharehold-
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ers are sometimes referred to herein collectively as the "Sellers." The Company and Selling Shareholders also propose to sell at the collective option of Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated and Lehman Brothers Inc., an aggregate of up to _____ additional shares of the Company's Common Stock (the "Option Shares") as set forth below.

            As the Representatives, you have advised the Company and the Selling Shareholders (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

            As part of the offering contemplated by this Agreement, Deutsche Bank Securities Inc. ("DBSI") has agreed to reserve up to _____ of the Firm Shares to be purchased by it under this Agreement for sale to the Company's directors, officers, employees and business associates and other parties related to the Company (collectively, "Participants"), as set forth in the Prospectus (as defined below) under the heading "Underwriting" (the "Directed Share Program"). The Firm Shares to be sold by DBSI and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the "Directed Shares." Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

            In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

      1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING SHAREHOLDERS.

            (a) The Company represents and warrants to each of the Underwriters as follows:

            (i) A registration statement on Form S-1 (File No. 333-140644) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means the final prospectus first filed with the Commission pursuant to and


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      within the time limits described in Rule 424(b) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective or filed with the Commission pursuant to Rule 424(b) is herein referred to as a "Preliminary Prospectus." Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act, and prior to the termination of the offering of the Shares by the Underwriters.

             (ii) As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date, as the case may be, neither (x) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the pricing and any other information included on Schedule IV hereto, all considered together (collectively, the "General Disclosure Package"), nor (y) any individual Issuer Free Writing Prospectus (as defined below) including, without limitation any Issuer Free Writing Prospectus listed on Schedule V hereto, when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package or any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein. As used in this subsection and elsewhere in this Agreement:

                  "Applicable Time" means ____ [a./p.]m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representatives.

                  "Statutory Prospectus" as of any time means the Preliminary
            Prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, as supplemented.

                  "Issuer Free Writing Prospectus" means any "Issuer free
            writing prospectus," as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g) under the Act.

                  "General Use Free Writing Prospectus" means any Issuer Free
            Writing Prospectus that is identified on Schedule IV to this Agreement.


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            (iii) The Company has been duly incorporated and is validly existing in good standing as a corporation under the laws of the State of Delaware, and has all requisite corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to have such corporate power or authority would not reasonably be expected to have a material adverse effect on the general affairs, management, business, condition (financial or otherwise) or results of operations of the Company taken as a whole (any such event, a "Material Adverse
      Effect"). Each of the subsidiaries of the Company as listed in Exhibit B hereto (collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation, with corporate or limited liability company power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to be so organized or so have such corporate or limited liability company power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

            (iv) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly and validly executed and delivered by the Company.

            (v) The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

            (vi) The information set forth in the "Actual" column under the caption "Capitalization" in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) is true and correct and the information set forth in the "Pro Forma as adjusted for this offering" column gives effect to


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      assumptions made on a reasonable basis and in good faith and presents fairly the offering and the use of proceeds therefrom. All of the Shares conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The form of certificates for the Shares conforms in all material respects to the corporate law of the jurisdiction of the Company's incorporation and to any requirements of the Company's organizational documents. Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement, the Company has not: (i) issued any securities or incurred any material liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect of its capital stock.

            (vii) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company's knowledge, threatened by the Commission. The Registration Statement conforms, and the Prospectus and any amendments or supplements to the Registration Statement or Prospectus will conform in all material respects to, the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not and will not, as of the applicable effective date as to each part of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto as of the applicable filing date with the Commission do not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein or the preparation thereof, it being understood and agreed that the only such information is that described in Section 13 herein.

            (viii) Each Issuer Free Writing Prospectus as of its issue date and as of the Applicable Time (together with any subsequent Issuer Free Writing Prospectus as of the Applicable Time), as the case may be, did not include any information that conflicted with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will


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      promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conlict, untrue statement or omission.

            (ix) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(a)(ii) below. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Act. The Company has satisfied or will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

            (x) (i) At the time of filing the Registration Statement and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an "ineligible issuer" (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement.

            (xi) KPMG LLP (the "Independent Registered Public Accountants") has audited certain consolidated financial statements of the Company and the Subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus and has advised the Company and the Subsidiaries that they are independent public accountants with respect to the Company and the Subsidiaries as required by the Act and the rules and regulations promulgated thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) ("PCAOB"). The audited consolidated financial statements of the Company and the Subsidiaries and related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the financial position of the Company and the Subsidiaries as of the dates indicated and the results of its operations and the changes in the financial position for the periods specified, in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout such periods, except as otherwise stated therein. The historical financial information included in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information set forth therein on a basis consistent with that of the audited financial statements of the Company and the Subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus.

            (xii) The pro forma financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus have been prepared in compliance with Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and are prepared on a basis consistent with the audited financial statements of the Company and the Subsidiaries, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and in good faith and present fairly the Recapitalization.


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

            (xiii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company or the Subsidiaries, threatened, to which the Company or any Subsidiary is a party, or of which the property of the Company or any Subsidiary is subject, which would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

            (xiv) The Company and the Subsidiaries have good title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements, or described in the Registration Statement, the General Disclosure Package and the Prospectus or which would not, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

            (xv) The Company and the Subsidiaries have filed or caused to be filed all necessary United States federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and have paid all taxes shown as due thereon except as to taxes being contested in good faith, or where the failure to pay any such taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and other than taxes, fees or other charges the amount or validity of which are currently being contested in good faith and with respect to which reserves in conformity with GAAP have been provided, there is no tax deficiency that has been asserted against the Company that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (xvi) The Company has prepared a plan to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley") on the date(s) by which it is required to comply with such requirements, and is not aware of any reason that it will not be able to comply with the requirements of any section of Sarbanes-Oxley applicable to the Company on the date on which it becomes subject thereto and on all applicable compliance dates thereafter, including, without limitation, the requirement thereunder that its independent auditors and its chief executive officer and chief financial officer give the certifications and attestations required thereunder.

            (xvii) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, there has not been nor would there reasonably be expected, individually or in the aggregate to be any material adverse change in the earnings, business, management, properties, assets, rights, operations or condition (financial or otherwise), of the Company and the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into, other than transactions in the ordinary course of business and transactions described


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      in the Registration Statement, the General Disclosure Package and the
      Prospectus, as each may be amended or supplemented.

            (xviii) Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, (i) in violation of its certificate for articles of incorporation, by-laws, certificate of formation, limited liability agreement, as applicable, or other organizational documents or (ii) in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (ii), which default would have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of (x) any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, (y) the certificate or articles of incorporation or by-laws of the Company or (z) any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction, except with respect to clauses (x) and (z) only for any such conflict, breach or default which would not, individually or in the aggregate, have a Material Adverse Effect after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications, waivers and amendments as will have been obtained or made as of the date of this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Company of its obligations under this Agreement, including the issue and sale of the Shares to be sold by the Company, or the consummation by the Company of the transactions contemplated by this Agreement, except (u) the registration under the Act of the Shares, (v) as disclosed in the Prospectus, (w) such consents, approvals, authorizations, registrations or qualifications as may be required under foreign, state, securities or Blue Sky laws or the rules and regulations of the NASD in connection with the issue and sale of the Shares by the Company, (x) such consents, approvals, authorizations, orders, registrations, qualifications, waivers, amendments or termination as will have been obtained or made as of the Applicable Time and (y) where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a Material Adverse Effect.

            (xix) The Company has all requisite corporate power and authority to execute, deliver and perform its respective obligations under this Agreement and to consummate the transactions contemplated hereby and thereby.

            (xx) All leases, contracts and agreements to which the Company and each Subsidiary are a party or by which either of them is bound are valid and enforceable against each of them and are in full force and effect with only such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, subject, as to enforcement, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles (whether considered in a proceeding in equity or law). The Company and each Subsidiary own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now operated by them as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to own, possess or have the right to use would not have a Material Adverse Effect, and none of the Company or any Subsidiary has received any notice of infringement of (or knows of any such infringement of) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement were sustained, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (xxi) Neither the Company, nor, to the Company's knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

            (xxii) Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, General Disclosure Package and the Prospectus, will be required to be registered as an "investment company" as such term is defined under the Investment Company Act of 1940 as amended (the "1940 Act"), and the rules and regulations of the Commission thereunder.

            (xxiii) The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (xxiv) The Company has established and maintains "disclosure controls and procedures" (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act); the Company's "disclosure controls and procedures" are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Exchange Act, and that all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

            (xxv) The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate in all material respects.

            (xxvi) The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as they believe in good faith is adequate for the conduct of their respective businesses and the value of their respective properties except where the failure to carry such insurance would not reasonably be expected to have a Material Adverse Effect .

            (xxvii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Company or any Subsidiary has incurred any liability for any prohibited transaction or accumulated funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company makes or ever has made a contribution and in which any employee of any of the Company or any Subsidiary is or has ever been a participant, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. With respect to such plans, each of the Company and the Subsidiaries is in compliance in all respects with all applicable provisions of ERISA, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (xxviii) To the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement.

            (xxix) The Company and the Subsidiaries possess all material licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all federal, provincial, state, local and other governmental authorities presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as set forth in the Registration Statement, the General Disclosure Package and the Prospectus ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (xxx) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect,
      (A) the Company and the Subsidiaries are in compliance with and not subject to any known liability under applicable Environmental Laws (as defined below), (B) the Company and the Subsidiaries have made all filings and provided all notices required under any applicable Environmental Law, and have, and are in compliance with, all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation or, to the knowledge of the Company and the Subsidiaries, investigation, proceeding, notice or demand letter or request for information pending or threatened against any of the Company and the Subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or re-striction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company, (E) none of the Company and the Subsidiaries have received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law and (F) no property or facility of any of the Company and the Subsidiaries is (i) listed or, to the knowledge of the Company and the Subsidiaries proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any governmental authority.

            For purposes of this Agreement, "Environmental Laws" means as of the date hereof the common law and all applicable federal, provincial, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of the environment and natural resources and to protection of health and safety (to the extent related to exposure to Hazardous Materials), including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom. "Hazardous Materials" means any substance, chemical, compound, pollutant, contaminant, waste or material in any form, including petroleum and petroleum products, and asbestos containing materials regulated under applicable Environmental Laws.

            (xxxi) The Shares have been approved for listing subject to notice of issuance on the New York Stock Exchange.

            (xxxii) As of the date of the initial filing of the registration statement referred to in Section 1(a)(i), there were no outstanding personal loans made, directly or indirectly, by the Company to any director or executive officer of the Company.

            (xxxiii) The Company reasonably believes that none of the information on (or hyperlinked from) the Company's website includes or constitutes a "free writing prospectus" as defined in Rule 405 under the Act and the Company does not maintain or support any website other than www.rscrental.com.

            (xxxiv) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as provided under the Senior Credit Facilities dated November 27, 2006 and Indenture dated November 27, 2006 governing our 9 1/2% Senior Notes due 2014.

            (xxxv) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered, except where the failure to obtain such consent, approval, authorization, order or qualification would not have a Material Adverse Effect.

            (xxxvi) The Company has not offered, or caused DBSI or its affiliates to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

            (b) Each of the Selling Shareholders severally and not jointly represents and warrants as follows:

            (i) Such Selling Shareholder now has and at the Closing Date and the Option Closing Date, as the case may be (as such dates are hereinafter defined) will have good title to the Firm Shares and the Option Shares, if any, to be sold by such Selling Shareholder, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Firm Shares and Option Shares, if any; and upon the delivery of, against payment for, such Firm Shares and Option Shares pursuant to this Agreement, the Underwriters will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims.

            (ii) Such Selling Shareholder has full right, power and authority to execute and deliver this Agreement, the Power of Attorney and the Custodian Agreement referred to below and to perform its obligations under such Agreements. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder. Each of the Power of Attorney and the Custodian Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and are valid and binding agreements of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms. The execution and delivery of this Agreement and the consummation by such Selling Shareholder of the transactions herein contemplated and the fulfillment by such Selling Shareholder of the terms hereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act, state securities laws or Blue Sky laws or where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a Material Adverse Effect), and will not result in a breach of any of the terms and provisions of, or constitute a default under, (i) organizational documents of such Selling Shareholder, if not an individual, or (ii) any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Shareholder is a party, or
      (iii) of any order, rule or regulation applicable to such Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction, except (other than in the case of clause (i)) in the case of such default or breach as would not reasonably be expected to have a Material Adverse Effect.

            (iii) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock of the Company and, other than as permitted by the Act, in accordance with this Agreement or as otherwise agreed with the Representatives, the Selling Shareholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

             (iv) The information pertaining to such Selling Shareholder under the caption "Selling Shareholders" in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) is complete and accurate in all material respects.

            (v) No consent, approval or waiver is required under any instrument or agreement to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or under which he or it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated hereby, except for such consents, approvals, or waivers as would not impair in any material respect the consummation of the Selling Shareholders' obligations hereunder.

            (vi) There are no affiliations or associations between any member of the NASD and such Selling Stockholder or any affiliate of such Selling Stockholder, except as set forth in the Registration Statement.

      2.    PURCHASE, SALE AND DELIVERY OF THE SHARES.

            (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Sellers agree to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $______ per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof. The number of Firm Shares to be purchased by each Underwriter from each Seller shall be as nearly as practicable in the same proportion to the total number of Firm Shares being sold by each Seller as the number of Firm Shares being purchased by each Underwriter bears to the total number of Firm Shares to be sold hereunder. The obligations of the Company and of each of the Selling Shareholders shall be several and not joint.

            (b) Certificates in negotiable form for the total number of the Shares to be sold hereunder by the Selling Shareholders have been placed in custody with [__________] as custodian (the "Custodian") pursuant to the Custodian Agreement executed by each Selling Shareholder for delivery of all Firm Shares and any Option Shares to be sold hereunder by the Selling Shareholders. Each of the Selling Shareholders specifically agrees that the Firm Shares and any Option Shares represented by the certificates held in custody for the Selling Shareholders under the Custodian Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholders hereunder shall not be terminable by any act or deed of the Selling Shareholders (or by any other person, firm or corporation including the Company, the Custodian or the Underwriters) or by operation of law (including the death of an individual Selling Shareholder or the dissolution of a corporate Selling Shareholder) or by the occurrence of any other event or events, except as set forth in the Custodian Agreement. If any such event should occur prior to the delivery to the Underwriters of the Firm Shares or the Option Shares, if any, hereunder, certificates for the Firm Shares or the Options Shares, as the case may be, shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event has not occurred. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the Shares held by it against delivery of such Shares.

            (c) Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds to an account designated by the Company for the shares to be sold by it and to an account designated by the Custodian for the shares to be sold by the Selling Shareholders, in each case against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company at 10:00 a.m., New York time, at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022 on the third business day after the date of this Agreement or at such other time and date as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.) The certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Representatives requests in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Closing Date.

            (d) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and Selling Shareholders hereby grant an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The maximum number of Option Shares to be sold by the Company and the Selling Shareholders is set forth opposite their respective names on Schedule III hereto. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) at any time thereafter within 30 days after the date of this Agreement, by Deutsche Bank Securities Inc., to the Company, the Attorney-in-Fact, and the Custodian, with a copy to Debevoise & Plimpton LLP, setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. If the option granted hereby is exercised in part, the respective number of Option Shares to be sold by the Company and each of the Selling Shareholders listed in Schedule III hereto shall be determined on a pro rata basis in accordance with the percentages set forth opposite their names on
Schedule II hereto, adjusted by you in such manner as to avoid fractional shares. The time and date at which certificates for Option Shares, if any, are to be delivered shall be determined by Deutsche Bank Securities Inc. but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares, if any, to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. Deutsche Bank Securities Inc. may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Attorney-in-Fact. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day) funds drawn to the order of the Company for the Option Shares to be sold by it and to the order of "________, as Custodian" for the Option Shares to be sold by the Selling Shareholders against delivery of certificates therefor through the facilities of The Depository Trust Company, New York, New York.

            (e) If on the Closing Date or Option Closing Date, as the case may be, any Selling Shareholder fails to sell the Firm Shares or Option Shares, if any, which such Selling Shareholder has agreed to sell on such date as set forth in Schedule II and Schedule III hereto, the Company agrees that it will sell or arrange for the sale of that number of shares of Common Stock to the Underwriters which represents Firm Shares or the Option Shares, if any, which such Selling Shareholder has failed to so sell, as set forth in Schedule II hereto, or such lesser number as may be requested by the Representatives.

      3.    OFFERING BY THE UNDERWRITERS.

            It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms.

            It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

      4.    COVENANTS OF THE COMPANY AND THE SELLING SHAREHOLDERS.

            (a) The Company covenants and agrees with the several Underwriters that:

            (i) The Company will (A) prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A under the Act, (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports required to be filed by the Company with the

      Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

            (ii) The Company will (A) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus" (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Representatives approve its use in writing prior to first use (each, a "Permitted Free Writing Prospectus") (such approval not to be unreasonably withheld); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in
      Schedule V hereto, (B) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (C) comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (D) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder. The Company will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

            (iii) The Company will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission,
      (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act. The Company will use its reasonable efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

            (iv) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

            (v) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Issuer Free Writing Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the "Prospectus Delivery Period") is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representatives may reasonably request.

            (vi) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the Act.

            (vii) If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with the Act, the Company promptly will either prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package.

            (viii) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 18 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise you in writing when such statement has been so made available.

            (ix) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement, the General Disclosure Package and the Prospectus.

            (x) The Company shall not, directly or indirectly, (1) make any offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such), (2) file or cause to be filed a registration statement, including any amendments with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than a registration statement on Form S-8 with respect to employee benefits plans) or (3) publicly disclose the intention to do any of the foregoing, except, in each case, for (A) the registration of the Common Stock and the sales to the Representatives pursuant to this Agreement, (B) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus,
      (C) the issuance of employee stock options not exercisable during the Lockup Period pursuant to stock option plans described in the Registration Statement and the Prospectus, and (D) the issuance of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company in connection with any acquisition, strategic partnership, joint venture or collaboration to which the Company is a party; provided the recipient of such share or security become subject to the Lockup Agreement for the remainder of the Lockup Period, in each case for a period of 180 days after the date of the Prospectus otherwise than hereunder or with the prior written consent of the Representatives. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period following the last day of the 180-day restricted period, then in each case the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Representatives waive, in writing, such extension.

            (xi) The Company will use its reasonable efforts to list the Shares, subject to notice of issuance, on the New York Stock Exchange and effect and maintain the listing of the Shares on the NYSE.

            (xii) The Company has caused each officer and director and specific shareholders of the Company to furnish to you, on or prior to the date of this agreement, a letter or letters, substantially in the form attached hereto as Exhibit A (the "Lockup Agreement").

            (xiii) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Registration Statement, General Disclosure Package and the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

            (xiv) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

            (xv) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

            (xvi) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

            (xvii) The Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

            (b) Each of the Selling Shareholders covenants and agrees with the several Underwriters that:

            (i) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other capital stock of the Company or other securities convertible, exchangeable or exercisable for Common Stock or derivative of Common Stock owned by the Selling Shareholder or request the registration for the offer or sale of any of the foregoing (or as to which the Selling Shareholder has the right to direct the disposition of) will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by such Selling Shareholder otherwise than hereunder or with the prior written consent of the Representatives. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period following the last day of the 180-day restricted period, then in each case the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Representatives waive, in writing, such extension.

            (ii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, each of the Selling Shareholders agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

            (iii) Such Selling Shareholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

            (iv) Such Selling Shareholder agrees that it will not prepare or have prepared on its behalf or use or refer to, any "free writing prospectus" (as defined in Rule 405 under the Act), and agrees that it will not distribute any written materials in connection with the offer or sale of the Shares other than in accordance with this Agreement or as otherwise agreed by the Representatives.

            (v) During the Prospectus Delivery Period, such Selling Stockholder will advise the Representatives promptly, and will confirm such advice in writing to the Representatives, of any material change in the information relating to such Selling Stockholder in the Registration Statement, the Prospectus or any document comprising the General Disclosure Package.

      4A.   Covenants of the Underwriters.

            (a) The Underwriters covenant and agree with the Company and the Selling Shareholders that:

            (i) The Representatives will (i) not make any offer relating to the Shares that would constitute a "free writing prospectus" (as defined in Rule 405 under the Act) unless the Company approves its use in writing prior to first use; provided that the prior written consent of the Company hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule IV hereto.

            (ii) The Representatives will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriters that such Underwriter or the Company otherwise would not have been required to file thereunder.

      5.    Costs and Expenses.

            The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company and the Selling Shareholders; any road show expenses (except that (i) the costs of the private aircraft used in connection with the roadshow shall be paid 50% by the Company and 50% by the Underwriters and (ii) the costs of commercial aircraft used in connection with the roadshow shall be borne by each user); the cost of printing and delivering to, or as reasonably requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; the Listing Fee of the New York Stock Exchange; the preparation, printing and distribution of one or more ver-sions of the Preliminary Prospectus and the Prospectus for distribution in Canada, often in the form of a Canadian "wrapper" (including reasonable related fees and expenses of Canadian counsel to the Underwriters); the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation in Section l(a)(ii); and the expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under state securities or Blue Sky laws (not to exceed $15,000). The Selling Shareholders have agreed with the Company to reimburse the Company for a portion of such expenses. To the extent, if at all, that any of the Selling Shareholders engage special legal counsel to represent them in connection with this offering, the fees and expenses of such counsel shall be borne by such Selling Shareholder. Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Sellers pro rata. The Company agrees to pay all costs and expenses of DBSI, including the reasonable fees and disbursements of counsel for DBSI, incident to the offer and sale of Directed Shares by DBSI to employees and persons having business relationships with the Company and the Subsidiaries. The Company shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Shareholders to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and the Selling Shareholders shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

      6.    Conditions of Obligations of the Underwriters.

            The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Shareholders contained herein, and to the performance by the Company and the Selling Shareholders of their covenants and obligations hereunder and to the following additional conditions:

            (a) The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424, 430A or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company or the Selling Shareholders, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

            (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinions of Debevoise & Plimpton LLP, counsel for the Company and the Selling Shareholders, and Kevin J. Groman, Vice President, General Counsel and Corporate Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) in a form reasonably satisfactory to the Underwriters set forth on Exhibit C.

            (c) The Representatives shall have received from Cahill Gordon & Reindel llp, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to certain legal matters relating to this Agreement and such other related matters as the Representatives may reasonably require. In rendering such opinion, Cahill Gordon & Reindel llp shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

            (d) The Representatives shall have received at or prior to the Closing Date from Cahill Gordon & Reindel llp a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the state securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

            (e) The Representatives shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of KPMG LLP confirming that it is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material, respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

            (f) The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

                  (i)The Registration Statement has become effective under the
            Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

                  (ii) The representations and warranties of the Company
            contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

                  (iii) All filings required to have been made pursuant to Rules
            424 or 430A under the Act have been made as and when required by such rules;

                  (iv) He or she has carefully examined the General Disclosure
            Package and, to his or her knowledge, as of the Applicable Time, the statements contained in the General Disclosure Package did not contain any untrue statement of a material fact, and such General Disclosure Package did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (v)He or she has carefully examined the Registration Statement and, to his or her knowledge, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

                  (vi) He or she has carefully examined the Prospectus and, to his or her knowledge, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                  (vii) At the Closing Date, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, no event or development has occurred, and no information has become known to the Company that, individually or in the aggregate, has or would have a Material Adverse Effect.

            (g) The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate of the Chief Financial

      Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, in the form reasonably satisfactory to the Underwriters set forth on Exhibit D hereto.

            (h) The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate of the Selling Shareholders to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

                  (i)The representations and warranties of such Selling
            Shareholder contained in Section 1(b) hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be; and

                  (ii) Such Selling Shareholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or prior to such date.

            (i) On the date hereof, the Selling Shareholders shall have furnished for review by the Representatives executed copies of the Power of Attorney and Custodian Agreement.

            (j) The Company and the Selling Shareholders shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

            (k) The Firm Shares and Option Shares, if any, have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

            (l) The Lockup Agreements described in Section 4(a)(xiii) are in full force and effect.

            The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Cahill Gordon & Reindel llp, counsel for the Underwriters.

            If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Selling Shareholders of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

            In such event, the Selling Shareholders, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

      7.    Conditions of the Obligations of the Sellers.

            The obligations of the Sellers to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

      8.    Indemnification.

            (a)   The Company agrees:

            (1) to indemnify and hold harmless each Underwriter, the directors and officers of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus (taken together with the General Disclosure Package), the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus (taken together with the General Disclosure Package), the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading and (2) to reimburse each Underwriter, each Underwriter's directors and officers, and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement made in, or omission or alleged omission from, the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus (taken together with the General Disclosure Package), the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein; and

            (b) Each Selling Shareholder severally and not jointly agrees to indemnify the Underwriters, each Underwriter's directors and officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus (taken together with the General Disclosure Package), the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus (taken together with the General Disclosure Package), the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading; provided, however, that each Selling Stockholder will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus (taken together with the General Disclosure Package), the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information relating to a Selling Stockholder furnished to the Company by or on behalf of such Selling Stockholder expressly for use under the caption "Selling Shareholders" in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package); provided, however, that such Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; provided, further, that the liability of a Selling Shareholder pursuant to this subsection (b) shall not exceed the product of (i) the number of Shares sold by such Selling Shareholder and (ii) the per share net proceeds to the Selling Shareholder as set forth in the Statutory Prospectus. This indemnity obligation will be in addition to any liability which the Company may otherwise have.

            (c) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each Selling Shareholder and each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Shareholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus (taken together with the General Disclosure Package), the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus (taken together with the General Disclosure Package), the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Shareholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus (taken together with the General Disclosure Package), the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

            (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a), (b), (c) or (e) shall be available to any party who shall fail to give notice as provided in this Section 8(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a), (b), (c) or (e). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) or (b) or (e) and by the Company and the Selling Shareholders in the case of parties indemnified pursuant to Section 8(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes (i) an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

            (e) The Company and each subsidiary of the Company, whether direct or indirect, jointly and severally, agree to indemnify and hold harmless DBSI, its directors, officers, affiliates and each person, if any, who controls DBSI or its affiliates within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading provided, however, that (A) DBSI will be liable to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein; and (B) each Selling Shareholder will be liable to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in reliance upon and in conformity with written information furnished to the Company for use under the caption "Selling Shareholders" in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package), it being understood and agreed that the liability of a Selling Shareholder pusuant to this subsection (B) shall not exceed the aggregate proceeds received after underwriting commissions and discounts, but before expenses, from the sale of Offered Securities by such Selling Shareholder pursuant to this Agreement; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of DBSL.

            (f) To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
Section 8(a), (b), (c) or (e) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this
Section 8(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation and (iii) no Selling Shareholder shall be required to contribute any amount in excess of the proceeds received by such Selling Shareholder from the Underwriters in the offering. The Underwriters' obligations in this Section 8(f) to contribute are several in proportion to their respective underwriting obligations and not joint.

            (g) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

            (h) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

      9.    Default by Underwriters.

            If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company) or a Selling Shareholder, you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Shareholders such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company and the Selling Shareholders or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Shareholders except to the extent provided in Sections 5 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      10.   Notices.

            All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., 60

Wall Street, 4th Floor, New York, New York 10005, Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel, to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Global Capital Markets Syndicate Desk, and to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019,
Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 8(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421); if to the Company, to RSC Holdings Inc., Kevin J. Groman, Esq., General Counsel, 6929 E. Greenway Parkway, Scottsdale, AZ 85254.

      11.   Termination.

            This Agreement may be terminated by you by notice to the Seller (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change has occurred or would reasonably be expected to occur in or affecting the earnings, business, management, properties, assets, rights, operations or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, materially impair the investment quality of the Securities, (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act; (vi) the suspension of trading of the Company's common stock by t he New York Stock Exchange, the Commission, or any other governmental authority or (viii) the taking or any action by any governmental body or agency in respect of its monetary or fiscal affairs which in you opinion has a material adverse effect on the securities markets in the United States or (b) as provided in Sections 6 and 9 of this Agreement.

      12.   Successors.

            This Agreement has been and is made solely for the benefit of the Underwriters and the Company and the Selling Shareholders and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

      13.   Information Provided by Underwriters.

            The Company, the Selling Shareholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of the information set forth in the third, ninth, and tenth through fifteenth paragraphs under the caption "Underwriting" in the Prospectus.

      14.   Miscellaneous.

            The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers or any Selling Shareholder or controlling person thereof, as the case may be, and (c) delivery of and payment for the Shares under this Agreement.

            The Company and the Selling Shareholders acknowledge and agree that each Underwriter in providing investment banking services to the Company and the Selling Shareholders in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company and the Selling Shareholders do not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust.

            The Company acknowledges that the Underwriters' research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters' research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Selling Shareholders acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

            This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

            The Underwriters, on the one hand, and the Company (on its own behalf and, to the extent permitted by law, on behalf of its stockholders), on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to the your engagement as underwriter or your role in connection herewith.

            If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Selling Shareholders, the Company and the several Underwriters in accordance with its terms.

 [The Remainder of This Page Intentionally Left Blank, Signature Pages Follow]

            Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that she/he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.


                                    Very truly yours,

                                    RSC HOLDINGS INC.


                                    By:  _______________________________________



                                    Selling Shareholders listed on Schedule II


                                    By:  _______________________________________
                                            Attorney-in-Fact


The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.
MORGAN STANLEY & CO.
 INCORPORATED
LEHMAN BROTHERS INC.

As Representatives of the
several Underwriters listed on
Schedule I

By:  Deutsche Bank Securities Inc.


By: ______________________________
      Authorized Officer


By: ______________________________
      Authorized Officer


By:  Morgan Stanley & Co.
Incorporated


By: ______________________________
      Authorized Officer

By:  Lehman Brothers Inc.


By: ______________________________
      Authorized Officer

                                   SCHEDULE I


Schedule of Underwriters



                                                  Number of Firm
                                                   Shares to be
                 Underwriter                        Purchased
                 -----------                        ---------
Deutsche Bank Securities Inc................
Morgan Stanley & Co. Incorporated...........
Lehman Brothers Inc.........................
Robert W. Baird & Co. Incorporated..........
Banc of America Securities LLC..............
CIBC World Markets Corp. ...................
Goldman, Sachs & Co. .......................
J.P. Morgan Securities Inc. ................

                                                  -----------
                  Total.....................
                                                  -----------

                                   SCHEDULE II


Schedule of Selling Shareholders




                                                  Number of Firm
             Selling Shareholder                Shares to Be Sold
             -------------------                -----------------
RSC Acquisition LLC........................
RSC Acquisition II LLC.....................
OHCP II RSC, LLC...........................
OHCMP II RSC, LLC..........................
OCHP RSC COI, LLC..........................
Atlas Copco Finance S.a.r.l................



                                                -----------------
            Total..........................
                                                -----------------

                                 [SCHEDULE III]


[Schedule of Option Shares]



                                              Maximum Number     Percentage of
                                                 of Option        Total Number
              Name of Seller                 Shares to Be Sold  of Option Shares
              --------------                 -----------------  ----------------









                                             -----------------  ----------------
            Total.......................                              100%
                                             -----------------  ----------------

                                   SCHEDULE IV


[List each Issuer Free Writing Prospectus to be included in the General Disclosure Package]

Pricing information provided orally by Underwriters
Price to public
Number of shares sold by Company
Number of shares sold by selling stockholders
Proceeds, before expenses, to the Company
Proceeds, before expenses, to the selling stockholders

                                   SCHEDULE V


      [List each Issuer Free Writing Prospectus not included in the General Disclosure Package]

                                    EXHIBIT A


                                LOCK-UP AGREEMENT


                                                             [___________], 2007


RSC Holdings Inc.

Deutsche Bank Securities Inc.
Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.

As Representatives of the
    Several Underwriters

c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

      The undersigned understands that Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated and Lehman Brothers Inc., as representatives (the "Representatives") of the several underwriters (the "Underwriters"), propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with (the "Company"), providing for the public offering by the Underwriters, including the Representatives, of common stock, no par value (the "Common Stock"), of the Company (the "Public Offering").

      To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of the Representatives, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission, shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedg-ing Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a "Disposition") during the period specified in the following paragraph (the "Lock-Up Period") or publicly announce any of the foregoing. The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. "Hedging Transaction" means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

      The initial Lock-Up Period will commence on the date hereof and continue until, and include, the date that is 180 days after the date of the final prospectus relating to the Public Offering (the "Initial Lock-Up Period"); provided, however, that if (1) during the last 17 days of the Initial Lock-Up Period, (A) the Company releases earnings results or (B) material news or a material event relating to the Company occurs, or (2) prior to the expiration of the Initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of the Initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Representatives waives, in writing, such extension.

      Notwithstanding the foregoing, the undersigned may transfer (a) shares of Common Stock acquired in open market transactions by the undersigned after the completion of the Public Offering, and (b) any or all of the shares of Common Stock or other Company securities if the transfer is by (i) gift, will or intestacy, or (ii) distribution to partners, members or shareholders of the undersigned; provided, however, that in the case of a transfer pursuant to clause (b) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement.

      The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

      In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering.

      The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights agreement.

      The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

      Notwithstanding anything herein to the contrary, if the closing of the
Public Offering has not occurred prior to [     ], 2007, this agreement shall be
of no further force or effect.


                                  Signature:
                                              ----------------------------------

                                  Print Name:
                                              ----------------------------------





Number of shares owned subject to         Certificate numbers:
warrants, options or convertible
securities:

----------------------------------        --------------------------------------

----------------------------------        --------------------------------------

----------------------------------        --------------------------------------

----------------------------------        --------------------------------------

----------------------------------        --------------------------------------

                                    EXHIBIT B

                                  SUBSIDIARIES


RSC Holdings I, LLC

RSC Holdings II, LLC

RSC Holdings III, LLC

RSC Equipment Rental, Inc.

RSC Equipment Rental of Canada Ltd.

                                    EXHIBIT C


                                FORM OF OPINIONS

                            Debevoise & Plimpton LLP

                              Kevin J. Groman, Esq.

                                    EXHIBIT D

                                     FORM OF
                                RSC HOLDINGS INC
                              OFFICER'S CERTIFICATE


Deutsche Bank Securities Inc.
Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.
 as representatives of the Underwriters

         RSC Holdings Inc. ("RSC Holdings") hereby represents and warrants that:

         1. The description of procedures attached hereto as Annex A set forth the internal accounting procedures and methods consistently used by RSC Holdings in calculating the percentage of revenues from equipment rentals, original equipment cost, fleet utilization percentages, percentage of revenues from customers in the non-residential construction and industrial markets, rental volume and rental rates identified on the circled pages of the Prospectus dated [ ], 2007 attached hereto as Annex B relating to the Initial Public Offering of Common Stock by RSC Holdings.

         2. The percentage of revenues from equipment rentals circled on Annex B have been derived from the financial books and records of RSC Holdings.

         3. Original equipment cost circled on Annex B have been derived from the financial books and records of RSC Holdings.

         4. The fleet utilization percentages circled on Annex B have been derived from the financial books and records of RSC Holdings.

         5. The percentage of revenues from customers in the non-residential construction and industrial markets circled on Annex B have been derived from the financial books and records of RSC Holdings.

         6. The percentages of rental volume and rental rates circled on Annex B have been compared against and agreed to such amounts set forth in the financial books and records of RSC Holdings.

         7. RSC Holdings has recomputed the percentage of revenues from equipment rentals, original equipment cost, fleet utilization percentages, percentage of revenues from customers in the non-residential construction and industrial markets, rental volume and rental rates percentages circled on Annex B and hereby confirm the accuracy of such calculations.

         In witness whereof this certificate has been executed and delivered by the chief financial officer of RSC Holdings this __th day of [ ], 2007.


                                    RSC HOLDINGS INC.


                                    By:____________________
                                       Name:    Keith Sawottke
                                       Title:   Chief Financial Officer

                                                                         ANNEX A

                                                                         ANNEX B